UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2016

GENCO SHIPPING & TRADING LIMITED
(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-33393	98-043-9758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 12th Floor New York, NY	10171
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 18, 2016, Genco Shipping & Trading Limited, a Marshall Islands corporation (“Genco” or the “Company”), held its 2016 Annual Meeting of Shareholders (the “Annual Meeting”).  At the Annual Meeting, shareholders of record as of March 21, 2016, the Record Date for the Annual Meeting, were entitled to vote 73,544,994 shares of the Company’s common stock (the “Common Stock”), each having one vote per share.  A total of 71,188,700 shares of Common Stock (96.79% of all such shares entitled to vote at the Annual Meeting) were represented at the Annual Meeting in person or by proxy.

At the Annual Meeting, the shareholders of the Company (i) elected eight director nominees to hold office until the earlier of the 2017 Annual Meeting of Shareholders of the Company or until their successors are elected and qualified or until their earlier resignation or removal and (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent certified public accountants for the fiscal year ending December 31, 2016.  Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.

Election of Directors

The shareholders of the Company elected each of the director nominees proposed by the Board. The voting results were as follows:

Name of Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Peter C. Georgiopoulos	57,178,092	280,972	0	13,729,636
Eugene I. Davis	50,733,798	6,725,266	0	13,729,636
James G. Dolphin	56,929,362	529,702	0	13,729,636
Peter Kirchof	57,408,897	50,167	0	13,729,636
Kevin Mahony	57,412,468	46,596	0	13,729,636
Basil G. Mavroleon	57,386,892	72,172	0	13,729,636
Arthur L. Regan	57,408,465	50,599	0	13,729,636
Bao D. Truong	57,412,900	46,164	0	13,729,636

Ratification of Appointment of Independent Certified Public Accountants

The shareholders of the Company ratified the appointment of Deloitte & Touche LLP as the Company’s independent certified public accountants for the fiscal year ended December 31, 2016. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
70,941,220	58,375	189,105	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCO SHIPPING & TRADING LIMITED

DATE: May 18, 2016

By	/s/ John C. Wobensmith
John C. Wobensmith
President